Exhibit 10.3.3

LIMITED WAIVER WITH RESPECT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
This Limited Waiver with respect to Amended and Restated Master Repurchase Agreement, dated as of May 29, 2017 (this “Agreement”), to that certain Amended and Restated Master Repurchase Agreement, dated May 22, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Facility Agreement”), among Reverse Mortgage Solutions, Inc., as a seller (“Seller” or “RMS”), RMS REO BRC, LLC, as a seller (“REO Subsidiary” and, together with RMS, the “Seller Parties”), and Barclays Bank PLC, as purchaser and agent (in such capacities, the “Purchaser”).
RECITALS
WHEREAS, each of Walter Investment Management Corp. (the “Guarantor”) and the Seller may be required to restate (the “Restatement”) its financial statements for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, its financial statements for the fiscal year ended December 31, 2016, and its financial statements for the fiscal quarter ended March 31, 2017 (collectively, the “Specified Financial Statements” and after giving effect to the Restatement, such Specified Financial Statements as so restated, the “Restated Financial Statements”) as a result of certain errors relating to how the Guarantor and the Seller performed their calculations to determine the valuation allowance for its deferred tax asset;
WHEREAS, the Seller Parties, the Guarantor and the Purchaser have agreed to waive certain provisions of the Facility Agreement and the other Transaction Documents (as defined below) concerning matters involving or relating to the Specified Periodic Financial Statements (as defined below), subject to the terms and conditions set forth herein; and
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Facility Agreement.
Section 2.    Limited Waivers.
(a)    The Purchaser acknowledges and agrees that, from the period beginning on the Effective Date (as defined below) and ending at 5:00 p.m. (EDT) on June 9, 2017 (the “Expiration Date”), and notwithstanding anything to the contrary in the Facility Agreement, the Program Documents or any other agreements, documents or instruments between or among any Seller Party, the Purchaser and the Guarantor, including, but not limited to, any netting agreement, master securities forward transaction agreement or interest rate protection agreement, as applicable (collectively, the “Transaction Documents”), (i) the Restatement shall be permitted and there shall be no default, event of default, amortization event, termination event or similar event or other condition however styled or denominated, in any such case, under any Transaction Document, whether past, present or future (but solely during the term of this Agreement), solely as a result of or arising solely from the Restatement (a “Default Event”), including, without limitation, any Default Event triggered pursuant to Section 17(e) of the Facility Agreement due to a default, event of default, amortization event, termination event or similar event or condition however styled or denominated, in any such case solely resulting or arising from the Restatement, and (ii) there shall be no Default Event solely as a result of or arising solely from (x) any breach of any representation or warranty made prior to the Effective Date relating to the Specified Financial Statements or any monthly financial statements delivered under any Transaction Document during the period from and including January 1, 2016 to the Expiration Date (the “Specified Monthly Financial Statements” and, together with the Specified Financial Statements, the “Specified Periodic Financial Statements”) (including, without limitation, as part of any certification, report or statement made pursuant to or in connection with the delivery of the Specified Periodic Financial Statements) or any such representation or warranty proving to be untrue or incorrect, or (y) the failure to deliver notice of any Default Event relating to the Specified Periodic Financial Statements or any action taken or any other failure to take action while any such Default Event relating to the Specified Periodic Financial Statements or the Restatement to the extent that such action or failure to take action would have been permitted but for the existence of such Default Event, and in each case of the foregoing clauses (i) and (ii), any such Default Event is expressly waived by the Purchaser.
(b)    For the avoidance of doubt, during the period from and including the Effective Date through the Expiration Date, (i) the Purchaser shall continue to enter into Transactions with the Seller Parties in accordance with the terms of the Transaction Documents (as modified by the terms of this Agreement), and (ii) neither the Seller Parties nor the Guarantor shall be required to deliver any notice pursuant to any Transaction Document in connection with the occurrence or continuation of the events described in this Section 2. Other than as expressly waived in this Section 2, (i) the Purchaser reserves its rights, in its sole discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Default Event that may occur after the date hereof (including, without limitation, any future Default Event arising under the Transaction Documents occurring after the Expiration Date), (ii) the Purchaser has not waived any of such rights or remedies, and (iii) nothing in this Agreement and no delay on its part in exercising any such rights or remedies, should, or shall, be construed as a waiver of any such rights or remedies. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any prior oral or written agreement between them.
Section 3.    Representations and Warranties. As a material inducement to the Purchaser’s agreement to grant the waiver set forth in Section 2, each of the Guarantor and the Seller Parties hereby confirms that, after giving effect to this Agreement, as of the date hereof (i) no other breach of the Transaction Documents has occurred and is continuing, (ii) all representations and warranties set forth in the Transaction Documents are true and correct and (iii) each of Guarantor and Seller is in compliance with all other terms, covenants and conditions set forth in the Transaction Documents.
Section 4.    Conditions to Effectiveness of Agreement. This Agreement shall become effective on the latest date (such date, if any, the “Effective Date”) on which (i) the Purchaser shall have received this Agreement executed and delivered by the parties hereto, (ii) Seller and Guarantor shall have received an executed waiver, with substantially the same effect as this Agreement and relating to the Default Event, from each affected warehouse lender (other than EverBank, a federal savings association (“EverBank”)), and (iii) Seller and Guarantor shall have taken such other action, including delivery of approvals, consents, opinions, documents, fees and instruments as Purchaser may reasonably request.
Section 5.    Termination. This Agreement shall terminate and the waiver herein shall be void if:
(a)    EverBank does not sign and deliver to Seller and Guarantor an executed waiver with substantially the same effect as this Agreement by 5:00 p.m. (EDT) on May 31, 2017;
(b)    the requisite term loan lenders under that certain Amended and Restated Credit Agreement, dated as of December 19, 2013 (as amended, supplemented or otherwise modified as of the date hereof), among the Guarantor, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent, do not sign and deliver an executed waiver with substantially the same effect as this Agreement by noon (EDT) on June 9, 2017; provided, that, for the avoidance of doubt, such waiver may be permanent rather than of limited duration and may be styled as an amendment rather than a waiver; or
(c)    any warehouse lender, term loan lender, or other affected party accelerates the debt of Guarantor, declares an event of default, or exercises any remedies, or takes an action in furtherance of any of the foregoing as a result of the Default Event.
This Agreement will terminate in any event at 5:00 p.m. (EDT) June 9, 2017.
Section 6.    No Acknowledgement. For the avoidance of doubt, this Agreement does not constitute an acknowledgement by the Seller Parties, the Guarantor or any of their affiliates that the Restatement or the delivery of the Specified Periodic Financial Statements would result in a Default Event, and each of the Seller Parties and the Guarantor reserves all of its rights under the Transaction Documents in connection therewith.
Section 7.    Covenants. If Restated Financial Statements become available prior to the Expiration Date, the Seller Parties shall promptly deliver such Restated Financial Statements to the Purchaser (which delivery requirement shall be deemed satisfied by the posting of such information, materials or reports on EDGAR or any successor website maintained by the SEC).
Section 8.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 9.    Applicable Law. THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 10.    Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.
REVERSE MORTGAGE SOLUTIONS, INC., as a Seller

By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President
RMS REO BRC, LLC, as a Seller

By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Manager

WALTER INVESTMENT MANAGEMENT CORP., as Guarantor

By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: SVP & Treasurer

BARCLAYS BANK PLC, as Purchaser

By: /s/ Joseph O’Doherty
Name:    Joseph O’Doherty
Title: Managing Director

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